Exhibit 10.48

SETTLEMENT AGREEMENT AND GENERAL RELEASE

This SETTLEMENT AGREEMENT AND GENERAL RELEASE (the “Settlement Agreement”) is entered into as of November 13, 2009, by and between New Leaf Brands, Inc., a Nevada corporation (the “Company”) together with its wholly-owned subsidiary Baywood New Leaf Acquisition, Inc., a Nevada corporation, and Eric Skae, an individual residing at 42 Delongis Court, Sparkill, NY 10976 ("Skae"), and Skae Beverage International, LLC, a Delaware limited liability company.

WHEREAS, effective September 9, 2008, the Company, together with Baywood New Leaf Acquisition, Inc., entered into an Asset Purchase Agreement with Skae Beverage International, LLC, and Skae, as an individual, pursuant to which it purchased substantially all of the rights and assets of Skae Beverage International’s business (the “Beverage Business”);

WHEREAS, prior to the acquisition of the Beverage Business, Skae owned all of the outstanding equity interests of Skae Beverage International, LLC;

WHEREAS, as part of the purchase price of the Beverage Business, on September 9, 2008, the Company issued to Skae Beverage International, LLC, an 8% convertible subordinated promissory note with a principal amount of $1,000,000 (the “$1,000,000 Note”) and an 8% convertible subordinated promissory note with a principal amount of $100,000 (the “$100,000 Note”), as well as a series of 8% subordinated promissory notes with a principal amount of $1,000,000 to various creditors of Skae Beverage International, LLC, including Skae (the “Skae Family and Friends Notes”);

WHEREAS, on October 23, 2008, the Company issued Skae a 12% subordinated note with a principal amount of $200,000 (the “$200,000 Note”);

WHEREAS, on March 20, 2009, with an effective date of March 17, 2009, the Company issued Skae an 18% subordinated note with a principal amount of $325,000 (the “$325,000 Note”);

WHEREAS, Skae owns warrants exercisable to purchase an aggregate of 395,000 shares of the Company’s common stock (together, referred to as the “Warrants”) as follows:

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warrant issued October 23, 2008 to purchase 150,000 shares of common stock, initially exercisable at $0.85 per share;

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warrant issued October 23, 2008 to purchase 145,000 shares of common stock, initially exercisable at $0.85 per share; and

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warrant issued March 17, 2009 to purchase 100,000 shares of common stock, initially exercisable at $0.85 per share;

WHEREAS, on or about October 12, 2009, the Company paid an aggregate of $725,712 to pay down $725,712 in principal under the Skae Family and Friends Notes;

WHEREAS, effective August 31, 2009, the parties agreed that the remaining amount due under the Skae Family and Friends Notes, or $274,288, including accrued interest, totaling $77,808 would be cancelled and exchanged for an aggregate of 1,408,384 shares of the Company’s common stock;

WHEREAS, on or about the following dates, the Company paid the following amounts to Skae in satisfaction of the principal under the $200,000 Note and the $325,000 Note:

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March 30, 2009 - $30,000;

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June 1, 2009 - $25,000;

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July 31, 2009 - $6,500;

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September 1, 2009 - $5,000;

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September 16, 2009 - $10,000;

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September 23, 2009 - $10,000; and

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October 12, 2009 - $438,500;

WHEREAS, as of August 31, 2009, an aggregate of $1,222,946 remained outstanding to Skae and Skae Beverage International, LLC, (referred to as the “Outstanding Indebtedness”) comprised of:

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the $1,000,000 Note plus accrued interest of $77,808;

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the $100,000 Note plus accrued interest of $7,781;

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accrued interest of $5,063 from the $200,000 Note;

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accrued interest of $24,119 from the $325,000 Note; and

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liquidating damages of $8,175;

WHEREAS, effective August 31, 2009, pursuant to a letter agreement between the Company and Skae, dated September 28, 2009, Skae agreed to use $37,357 of the Outstanding Indebtedness to exercise a portion of the Warrants at a reduced exercise price of $0.25 per share and to exercise the remaining Warrants on a cashless basis, thereby yielding Skae 140,327 shares of common stock;

WHEREAS, effective August 31, 2009, pursuant to a letter agreement between the Company and Skae, dated September 28, 2009, the Company agreed to issue Skae Beverage International, LLC 4,742,356 shares of its common stock in exchange for cancellation of the remaining amounts of the Outstanding Indebtedness;

WHEREAS, each party desires to provide the other party with a release of any and all claims, if any, against the other, subject to the terms and conditions hereof.

NOW THEREFORE, in consideration of the premises and the undertakings set forth herein, and intending to be fully bound hereby, the parties agree:

1.

Warrants.  The Company hereby agrees to reduce the exercise price of the Warrants to $0.25 per share and Skae agrees to immediately exercise the Warrants, first by using interest of $37,357 and second by exercising the remaining Warrants on a cashless basis, thereby yielding Skae 140,327 shares of common stock

2.

Outstanding Indebtedness.  The Company and Skae hereby agree that the Company shall issue 4,742,356 shares of its common stock in satisfaction of the Outstanding Indebtedness.

3.

Skae Friends and Family Notes.  The parties acknowledge and agree that the Skae Friends and Family Notes were satisfied in full and terminated by way of payment on October 12, 2009 and with the balance by way of exchange to common stock on August 31, 2009.

4.

Effective as of the date hereof, the following instruments are hereby satisfied in full, terminated and shall have no further force or effect.  Neither the Company, Baywood New Leaf Acquisition, Inc., Skae nor Skae Beverage International, LLC, shall have any further rights or obligations under any of the following instruments, under federal or state law, with respect to payment or other obligations, except to the extent set forth in this Settlement Agreement:

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$1,000,000 Note;

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$100,000 Note;

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$200,000 Note; and

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$325,000 Note.

5.

For and in consideration of the undertakings set forth herein, the Company (for itself and its respective past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, insurers, parents, partners, predecessors, representatives, servants, successors, transferees, and all persons acting by, through, under or in concert with any of them) agrees to perform the obligations set forth in this Settlement Agreement and hereby absolutely and irrevocably releases, waives, relinquishes, renounces and discharges forever Skae and his past, present and future administrators, affiliates, agents, assigns, attorneys, employees, employers, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, subpartners, successors, transferees, underwriters, clients, customers, and each of them, and all persons acting by, through, under or in concert with any of them from any claims, obligations or amounts due to the Company.

6.

For and in consideration of the undertakings set forth herein, Skae (for himself and his respective past, present and future administrators, affiliates, agents, assigns, attorneys, employees, executors, heirs, insurers, parents, partners, predecessors, representatives, servants, successors, transferees, and all persons acting by, through, under or in concert with any of them) agrees to perform the obligations set forth in this Settlement Agreement and hereby absolutely and irrevocably releases, waives, relinquishes, renounces and discharges forever the Company and its past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, employers, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, shareholders, subpartners, subsidiaries, successors, transferees, underwriters, clients, customers, and each of them, and all persons acting by, through, under or in concert with any of them from any claims, obligations or amounts due to Skae, including any existing default or any breach that relates directly or indirectly, to an existing default, under any of the $1,000,000 Note, the $100,000 Note, the $200,000 Note and the $325,000 Note.

7.

This Settlement Agreement sets forth the entire agreement of the parties relating to the subject matter hereof and supersedes any other agreement verbal or written.  Both the Company and Skae acknowledge that they have consulted legal counsel regarding the contents and effect of this Settlement Agreement and that they are entering into this Settlement Agreement knowing that doing so will terminate their right to assert any legal claims against the other party in the future with respect to claims that have been waived by the terms of this Settlement Agreement.

8.

This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to conflicts of laws principles that would result in the application of the substantive law of another jurisdiction.  This Settlement Agreement may not be amended or modified except by an instrument in writing signed by each party.

9.

As further consideration for the release contained in this Settlement Agreement, the Company and Skae, for themselves and each of their respective successors and assigns, hereby agree, represent, and warrant that the matters released herein are not limited to matters that are known or disclosed, and the Company and Skae hereby waive any and all rights and benefits that they now have or in the future may have conferred upon them by virtue of the provisions of Section 1542 of the Civil Code of the State of California (or any other statute or common law principles of similar effect), which Section provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR

In this connection, the Company and Skae hereby agree, represent, and warrant that they realize and acknowledge that factual matters now unknown to them may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses, and expenses that are presently unknown, unanticipated, and unsuspected, and they further agree, represent, and warrant that this Settlement Agreement has been negotiated and agreed upon in light of that realization and that, except as expressly limited above, they nevertheless hereby intend to release, discharge, and acquit each other from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses, and expenses.

THE PARTIES AGREE THIS SETTLEMENT AGREEMENT MAY BE DELIVERED AND/OR RETURNED BY TELEPHONE FACSIMILE IN ONE OR MORE COUNTERPART COPIES, AND THE PARTIES MAY RELY UPON THE SIGNATURES HERETO WHETHER IN ORIGINAL OR FACSIMILE COPY.

Dated: November 13, 2009

AGREED AND ACCEPTED

By:  Skae

__\s\______________________________

Name:  Eric Skae, individually

By:  Skae Beverage International, LLC, and duly authorized to sign:

____\s\____________________________

Name:  Eric Skae

Title: President

By:  New Leaf Brands, Inc. and duly authorized to sign:

____\s\____________________________

Name:  Neil Reithinger

Title:  Chief Financial Officer

By:  Baywood New Leaf Acquisition, Inc., and duly authorized to sign:

___\s\_____________________________

Name:  Neil Reithinger

Title: